Exhibit 10.21

MacDERMID, INCORPORATED EMPLOYEES’ PENSION PLAN

THIRD AMENDMENT

to Amended and Restated Plan

WHEREAS, MacDermid, Incorporated, a corporation organized under the laws of the State of Connecticut (the “Corporation”), adopted the MacDermid, Incorporated Employees’ Pension Plan (the “Plan”) effective April 1, 1976, and most recently restated the Plan effective generally January 1, 2009; and

WHEREAS, Article X of the Plan reserves to the Corporation the right to amend the Plan; and

WHEREAS, the Corporation amended the Plan most recently by adoption of the Second Amendment on October 30, 2012; and

WHEREAS, the Company entered into an agreement with Platform Acquisition Holdings Limited (“PAHL”) and certain other parties dated as of October 10, 2013 pursuant to which, among other things, PAHL agreed to purchase the business and operations of the Company (the “Business Combination Agreement”) and the closing of the transactions contemplated by the Business Combination Agreement occurred on October 31, 2013; and

WHEREAS, the Corporation now desires to amend the Plan further to, effective December 31, 2013, (i) cease the admission of new participants into the Plan, (ii) create a class of participants (“Grandfathered Participants”) consisting of each active participant as of December 31, 2013 who is credited with at least five years of service as of such date provided the sum of such participant’s age and years of credited service is not less than 50, (iii) cease accrual of additional benefits by Non-Grandfathered Participants, (iv) cease additions to Credited Service after December 31, 2013 by Grandfathered Participants, and (v) make certain technical changes in accordance with guidance issued by the U.S. Internal Revenue Service (the “IRS”) relating to the Pension Protection Act of 2006, including without limitation IRS Notice 2011-96;

NOW, THEREFORE, the Plan is amended effective December 31, 2013, as follows:

1. Section 2.1 is amended by inserting, immediately after the first (and only) sentence thereof the following:

“Notwithstanding the foregoing, (i) a Non-Grandfathered Participant’s Accrued Benefit shall be frozen as of December 31, 2013 and accrual of additional benefits under the Plan shall cease as of such date, and (ii) a Grandfathered Participant’s Credited Service shall be frozen as of December 31, 2013. In no event shall a Non-Grandfathered Participant’s Average Monthly Compensation, Covered Compensation, Final Average Compensation, Credited Service or other applicable components of the Plan benefit formulae be determined based on compensation (including Compensation) or service (including Hours of Service) attributable to any period after December 31, 2013.”

2. Section 2.8 is amended by inserting immediately after the final sentence thereof the following:

“Notwithstanding any provision of the Plan to the contrary, a Non-Grandfathered Participant’s Average Monthly Compensation shall be determined as of December 31, 2013 or as of his earlier separation from service, and in computing any benefit on or after December 31, 2013, the Average Monthly Compensation of a Non-Grandfathered Participant shall be his Average Monthly Compensation determined as of December 31, 2013.”

3. Section 2.13 is amended by inserting immediately after the final sentence thereof the following:

“Notwithstanding any provision of the Plan to the contrary, compensation paid for services rendered by a Non-Grandfathered Participant (or to which a Non-Grandfathered Participant is otherwise entitled or credited for any other reason, including paid leave) with respect to any period after December 31, 2013 shall be disregarded in determining a Non-Grandfathered Participant’s “Compensation” for purposes of the Plan, and no compensation shall be imputed for such purpose with respect to any period.”

4. Section 2.15 is amended by deleting the period at the end of the first (and only) sentence thereof and inserting in lieu thereof the following: “or, with respect to Non-Grandfathered Participants, December 31, 2013, if earlier.”

5. Section 2.16 is amended as follows:

(i) by deleting from clause (b) the word “Solely” and inserting in lieu thereof the following: “Subject to clause (g) of this Section 2.16, solely ….”;

(ii) by inserting immediately after clause (f) thereof the following:

“(g) Notwithstanding any provision of the Plan to the contrary, in no event shall any service attributable to any period after December 31, 2013 be considered for purposes of determining Credited Service under this Section 2.16.”

6. Section 2.22 is amended by inserting immediately after the final sentence thereof the following:

“Notwithstanding any provision of the Plan to the contrary, compensation for Plan Years commencing on or after January 1, 2014 shall be disregarded for purposes of determining a Non-Grandfathered Participant’s benefit under the Plan.”

7. Article II is amended as follows:

(i) by inserting immediately after Section 2.23 the following new Section:

“ ‘Grandfathered Participant’ means each Participant employed by the Company on December 31, 2013 provided that, as at such date, (i) such Participant is credited with at least five years of Credited Service and (ii) the sum of such Participant’s age and years of Credited service as of December 31, 2013 must equal or exceed fifty (50).”;

(ii) by amending Section 2.25 to insert immediately after clause (f) thereof the following:

“(g) Notwithstanding any provision of the Plan to the contrary, in no event shall any service attributable to any period after December 31, 2013 be considered for purposes of determining Hours of Service.”; and

(iii) by inserting immediately after Section 2.25 the following new Section:

“ ‘Non-Grandfathered Participant’ means each Participant who is not a Grandfathered Participant.”

8. Section 2.32 is amended by inserting immediately after the final sentence thereof the following:

“With respect to a Non-Grandfathered Participant in service on December 31, 2013, the Social Security Taxable Wage Base shall be determined as of December 31, 2013 to reflect the suspension of accruals as of that date.”

9. Section 2.37 is amended by inserting immediately after clause (g) thereof the following:

“(h) Notwithstanding any provision of the Plan to the contrary, a Participant’s Years of Service and Vesting Service shall be determined as of December 31, 2013 and no service rendered thereafter shall be recognized for any purpose under the Plan, including without limitation, for purposes of determining the amount of a Participant’s benefit, except to the extent required otherwise by applicable law, including without limitation Section 411 of the Code.”

10. Article II is hereby amended by redesignating the sections of Article II in sequential order consistent with the foregoing.

11. Section 3.3 is amended by inserting immediately after the third (and final) sentence thereof the following: “Notwithstanding the foregoing, no former Participant who is reemployed by the Company after the forfeiture or distribution in full of such former Participant’s benefit under the Plan shall be eligible to become a Participant upon reemployment if such reemployment date is on or after January 1, 2014.”

12. Article III is amended by inserting immediately after Section 3.4 the following new Section:

“3.5 Cessation of New Entrants after December 31, 2013. Notwithstanding any provision of the Plan to the contrary, no individual who is not a Participant in the Plan as of December 31, 2013 shall be eligible to become a Participant thereafter.”

13. Section 6.1 is amended by inserting immediately after clause (b) the following new clause:

“(c) Notwithstanding any provision of the Plan to the contrary, in no event shall a Non-Grandfathered Participant’s Average Monthly Compensation, Covered Compensation, Final Average Compensation, Credited Compensation or other applicable components of the formulae for determining a Participant’s benefit under this Section 6.1 be based on compensation earned by or otherwise credited to such Participant or service rendered by or otherwise credited to such Participant with respect to any period after December 31, 2013.”

14. Section 6.2 is amended by inserting immediately after the final sentence thereof the following new clause:

“(c) Notwithstanding any provision of the Plan to the contrary, in no event will the benefit to which a Non-Grandfathered Participant is entitled under this Section 6.2 be increased based on compensation earned or service rendered by such Participant with respect to any period after December 31, 2013.”

15. Section 6.3 is amended by inserting immediately after the final sentence thereof the following new paragraph:

“Notwithstanding any provision of the Plan to the contrary, in no event will the benefit to which a Non-Grandfathered Participant is entitled under this Section 6.3 be increased based on compensation earned or service rendered by such Participant with respect to any period after December 31, 2013.”

16. Section 6.4 is amended by inserting immediately after the final sentence thereof the following new sentence: “Notwithstanding any provision of the Plan to the contrary, in no event will the benefit to which a Non-Grandfathered Participant is entitled under this Section 6.4 be increased based on compensation earned or service rendered by such Participant with respect to any period after December 31, 2013.”

17. Article 6 is amended by adding a new Section 6.27 to read as follows:

“6.27 Freeze of Benefit Accruals

Notwithstanding any provision of the Plan to the contrary, for purposes of determining the rights and benefits of any Non-Grandfathered Participant (or beneficiary) under the Plan including, without limitation, such Non-Grandfathered Participant’s Accrued Benefit, Participant’s Average Monthly Compensation, Covered Compensation, Final Average Compensation, Hours of Service, Credited Service, compensation earned or to which an individual is otherwise entitled and service rendered by or otherwise credited to an individual with respect to any period after December 31, 2013 shall be disregarded. Without limiting the foregoing, a Non-Grandfathered Participant’s benefit under this Plan (including any benefit payable on behalf of or with respect to a Participant) shall be determined as if such Non-Grandfathered Participant separated from service effective December 31, 2013. Notwithstanding any provision of the Plan to the contrary, for purposes of determining the Credited Service or Years of Service of any Grandfathered Participant (or beneficiary) under the Plan service rendered by or otherwise credited to an individual with respect to any period after December 31, 2013 shall be disregarded.”

18. Effective for Plan Years beginning after December 31, 2007, Article VIII is amended by inserting immediately after Section 8.2 the following new section:

“8.3 Limitations applicable if the Plan’s Adjusted Funding Target Attainment Percentage is less than 80 percent or if the Company is in Bankruptcy. (1) Notwithstanding any other provision of the Plan to the contrary, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 8.3(1)(b) below) but is not less than 60 percent, then the limitations set forth in this Section 8.3(1) shall apply.

(a)	50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or beneficiary is not permitted to elect, and the Plan shall not pay, an optional form of benefit that includes a prohibited payment with an Annuity Starting Date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i)	50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii)	100 percent of the PBGC maximum benefit guarantee amount (as defined in Treasury Regulation Sec. 1.436-1(d)(3)(iii)(C)).

The limitation set forth in this Section 8.3(1)(a) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or beneficiary as of the Annuity Starting Date because of the application of the requirements of this Section 8.3(1)(a), the Participant or beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulation Section 1.436-1(d)(3)(iii)(D)). The Participant or beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that Annuity Starting Date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 8.3(1)(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(b)	Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 80 percent; or

(ii)	80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section 8.3(1)(b) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on Compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(2) Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 8.3(2)(b) below), then the limitations in this Section 8.3(2) apply.

(a)	Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or beneficiary is not permitted to elect, and the Plan shall not pay, an optional form of benefit that includes a prohibited payment with an Annuity Starting Date on or after the applicable Code Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 8.3(2)(a) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(b)	Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 60 percent; or

(ii)	60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the plan year is 100 percent.

(c)	Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable Code Section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 8.3(2)(c), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(3) Limitations Applicable If the Company Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or beneficiary is not permitted to elect, and the plan shall not pay, an optional form of benefit that includes a prohibited payment with an Annuity Starting Date that occurs during any period in which the Company is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Company is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 8.3(3) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(4) Provisions Applicable After Limitations Cease to Apply.

(a)	Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 8.3(1)(a), Section 8.3(2)(a), or Section 8.3(3) applied to the Plan as of a Code Section 436 measurement date, but that limit no longer applies to the Plan as of a later Code Section 436 measurement date, then that limitation does not apply to benefits with Annuity Starting Dates that are on or after that later Code Section 436 measurement date.

(b)	Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 8.3(2)(c) applied to the Plan as of a Code Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Code Section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Code Section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Labor Regulation Section 2530.204-2(c) and (d).

(c)	Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 8.3(2)(b), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan year that meets the requirements of Treasury Regulation Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 8.3(2)(b)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(d)	Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 8.3(1)(b) or Section 8.3(2)(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulation Section 1.436-1(g)(5)(ii)(C), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(5) Notice Requirement. The Administrator shall provide written notice to participants and beneficiaries in accordance with Section 101(j) of ERISA if the Plan has become subject to a limitation described in Section 8.3(1)(a), Section 8.3(2), or Section 8.3(3).

(6) Methods to Avoid or Terminate Benefit Limitations. The application of the limitations set forth in Sections 1 through 3 may be avoided or terminated for a Plan Year in accordance with the rules set forth in Sections 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Treasury Regulation Section 1.436-1(f) and their successor provisions.

(7) Special Rules.

(a)	Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(i)

In General. Section 436(h) of the Code and Treasury Regulation Section 1.436-1(h) set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan

Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Treasury Regulation Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Treasury Regulation Section 1.436-1(h) set forth in clauses (ii) through (iv) below applies to the Plan, the limitations under Sections 8.3(1), 8.3(2) and 8.3(3) are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and Treasury Regulation Sections 1.436-1(h)(1), (2), or (3).

(ii)	Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 8.3(1), 8.3(2), or 8.3(3) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 8.3(7)(a)(iii) or Section 8.3(7)(a)(iv) applies to the Plan:

(1)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(2)	The first day of the current Plan Year is a Code Section 436 measurement date.

(iii)	Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Treasury Regulation Section 1.436-1(h)(2)(ii), then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 8.3(7)(a)(iv) applies to the Plan:

(1)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(2)	The first day of the 4th month of the current Plan Year is a Code Section 436 measurement date.

(iv)	Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulation Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(1)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

(2)	The first day of the 10th month of the current Plan Year is a Code Section 436 measurement date.

(b)	Plan Termination, Certain Frozen Plans, and Other Special Rules.

(i)	Plan Termination. The limitations on prohibited payments in Section 8.3(1)(a), 8.3(2)(a), and 8.3(3) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(iv)	Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 8.3(7)(a) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under Section 8.3(1)(b) and Section 8.3(2)(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Treasury Regulation Section 1.436-1(g)(2)(iii).

(c)	Special Rules Under PRA 2010.

(i)	Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 8.3(1)(a) or 8.3(2)(a) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(ii)

Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 8.3(2)(c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(d)	Interpretation of Provisions. The limitations imposed by this Section 8.3 shall be interpreted and administered in accordance with Section 436 of the Code and Treasury Regulation Section 1.436-1.

(8). Definitions. The definitions in the following Treasury Regulations apply for purposes of this Section 8.3: Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Sec. 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.”

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed on its behalf by its duly authorized officers as of this 13th day of December, 2013.

MacDermid, Incorporated

By:	/s/ Daniel H. Leever
Daniel H. Leever
CEO